Exhibit 99.1

Solar3D Appoints Shane Mace to Board of Directors

Mace to Bring Significant Experience in Developing Infrastructure and Operations as the Company Continues to Add Subsidiaries

SANTA BARBARA, CA--(Marketwired - October 06, 2015) - Solar3D, Inc. (SLTD), a provider of solar power solutions and the developer of a proprietary high efficiency solar cell, today announced that it has appointed Shane Mace to its Board of Directors, effective immediately.

In 2002, Mr. Mace founded Track Utilities, a utility infrastructure development company providing critical electric and telecommunications infrastructure services in the Northwest and Intermountain West. Established among major electric utilities and telecom providers in the region, the Company built a reputation for its ability to offer customers a full suite of aerial telecom, underground telecom, overhead electric, underground electric, joint utility trenching, and directional drilling services. Prior to founding Track Utilities which he retired from in 2014, Mr. Mace held financial positions at multiple companies serving as Controller and General Manager, before becoming Chief Financial Officer for Masco, Inc.

Mr. Mace's experience in organizational infrastructure and operations will prove pivotal as the Company continues its growth-by-acquisition model. This consolidation strategy has added multiple profitable solar companies in less than two years, with the most recent being Elite Solar which is expected to close in November, 2015. We believe Mr. Mace's operational leadership and financial know-how will prove pivotal as the Company continues its pursuit of additional solar companies.

"We are thrilled to add Shane Mace to our board of experienced business leaders, a group that we expect to continue driving our organization forward," said Jim Nelson, CEO of Solar3D. "Having built an organization from the ground up, Shane understands the importance of smart growth. His leadership in building a large profitable company coupled with his financial background represents a valuable asset to the Solar3D team, one that we believe will support our tremendous growth and ultimately drive revenue."

About Solar3D, Inc.

Solar3D, a leading provider of solar power solutions, is focused on the design, installation and management of solar power systems for commercial, agricultural and residential customers. Through its wholly owned subsidiaries, Solar3D is one of the fastest growing solar systems providers in California delivering 2.5 kilowatt to multi-megawatt commercial systems. Solar3D's technology division is developing a patent-pending 3-dimensional solar cell technology to maximize the conversion of sunlight into electricity. The Solar3D Cell collects sunlight from a wide angle and lets light bounce around in 3-dimensional microstructures on the solar cell surface. The Company's mission is to further the widespread adoption of solar power by deploying affordable, state-of-the-art systems and developing breakthrough new solar technologies.

To learn more about Solar3D, visit our website at http://www.Solar3D.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Investor Relations

Andrew Haag
Managing Partner
IRTH Communications
sltd@irthcommunications.com
Tel: (877) 368-3566

Media

Eric Fischgrund
FischTank Marketing and PR
eric@fischtankpr.com